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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2004

INTERNATIONAL BUSINESS MACHINES CORPORATION
(Exact name of registrant as specified in its charter)

New York (State of Incorporation)	1-2360 (Commission File Number)	13-0871985 (IRS employer Identification No.)

ARMONK, NEW YORK (Address of principal executive offices)	10504 (Zip Code)

914-499-1900
(Registrant's telephone number)

Item 5.    Other Events

        On March 8, 2004, IBM filed its Annual Report on Form 10-K, which contained a Report of Independent Auditors by Ernst & Young LLP on page 21. Attachment I of this Form 8-K is the correct copy of such report.

        IBM's web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/). IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 10, 2004	By:	/s/ ANDREW BONZANI (Andrew Bonzani) Assistant Secretary & Associate General Counsel

ATTACHMENT I

REPORT OF INDEPENDENT AUDITORS

TO THE BOARD OF DIRECTORS OF
INTERNATIONAL BUSINESS MACHINES CORPORATION:

        We have audited the statements of assets and liabilities of the Business Consulting Services Reporting Unit (the "Reporting Unit") (a reporting unit as defined in Statement of Financial Accounting Standards No. 142), of International Business Machines Corporation (the "Company") as of December 31, 2003 and 2002 and the related statements of revenues and expenses (collectively, the "statements") for the year ended December 31, 2003 and the three months ended December 31, 2002 (not separately presented herein). These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements. We believe that our audits provide a reasonable basis for our opinion.

        The statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for use by the Company in connection with its various filings with the Commission). Certain corporate assets, liabilities and corporate expenses, that are not the responsibility of the Reporting Unit, and which have not been allocated, have been excluded from the statements. Accordingly, these statements are not intended to be a complete presentation of the financial position or results of operations of the Reporting Unit.

        In our opinion, the statements referred to above present fairly, in all material respects, the assets and liabilities of the Reporting Unit as of December 31, 2003 and 2002 and its revenues and expenses for the year ended December 31, 2003 and for the three months ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

/s/ ERNST & YOUNG LLP

Ernst & Young LLP
New York, New York
January 15, 2004

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SIGNATURE